Exhibit 99.2

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
INDEX TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Condensed Consolidated Financial Statements Health Guru:
a.	Unaudited Condensed Consolidated Balance Sheets at September 30, 2013 and December 31, 2012	F-1
b.	Unaudited Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2013 and 2012	F-2
c.	Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	F-3
d.	Notes to the Unaudited Condensed Consolidated Financial Statements	F-4

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$750,857	$2,604,745
Accounts receivable	2,856,448	3,155,704
Prepaid expenses and other current assets	379,983	295,875
Total current assets	3,987,288	6,056,324

Property and equipment, net of accumulated depreciation and amortization	288,544	275,918

Security deposits	56,650	160,268
Intangible asset - domain name	155,729	300,000
Goodwill	-	500,000

TOTAL ASSETS	$4,488,211	$7,292,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,171,355	$1,227,082
Deferred revenue	119,103	673,038
Current portion of note payable	3,411,349	1,351,690
Total current liabilities	5,701,807	3,251,810

Note payable, less current portion	247,675	1,382,990
Other liabilities	222,000	800,000
Total liabilities	6,171,482	5,434,800

Stockholders' (deficit) equity:
Preferred stock, Series A-1; $.0001 par value; 91,550,505 shares authorized; 69,633,266 shares issued and outstanding at September 30, 2013 and December 31, 2012	6,963	6,963
Preferred stock, Series A-2; $.0001 par value; 2,416,745 shares authorized; 4,245,983 shares issued and outstanding at September 30, 2013 and December 31, 2012.	425	425
Preferred stock, Series B-1; $.0001 par value; 28,359,555 shares authorized; 28,359,555 shares issued and outstanding at September 30, 2013 and December 31, 2012.	2,836	2,836
Common stock, $.0001 par value; 171,500,000 shares authorized; 425,299 shares issued and outstanding at September 30, 2013 and December 31, 2012.	42	42
Additional paid-in capital	15,306,808	15,306,808
Accumulated deficit	(17,000,345)	(13,459,364)
Total stockholders' (deficit) equity	(1,683,271)	1,857,710

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$4,488,211	$7,292,510

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
	For the nine months ended September 30,
	2013	2012

Net revenue	$7,536,687	$5,235,725

Cost of revenue	1,732,966	1,677,494

Gross profit	5,803,721	3,558,231

Operating expenses:
Officers' salaries	390,000	337,500
Salaries	5,236,923	3,255,689
Marketing and promotion	1,866,652	1,654,855
General and administrative	1,537,444	681,487
Impairment charge to write down intangible assets	550,000	-
Gain - adjustment to contingent obligation to Skyword	(578,000)	-
Depreciation and amortization	106,304	21,977

Total operating expenses	9,109,323	5,951,508

Loss From Operations	(3,305,602)	(2,393,277)

Interest Expense	235,379	288,066

Net Loss	$(3,540,981)	$(2,681,343)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the nine months ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,540,981)	(2,681,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	106,304	19,487
Impairment of intangible assets	550,000	-
Gain on decrease of earnout liability	(578,000)	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	299,256	(1,142,292)
Increase in prepaid expenses, and other current assets	(84,108)	(31,737)
Decrease in security deposits	103,618	998
Increase in accounts payable and accrued expenses	944,273	831,267
(Decrease) increase in deferred revenue	(553,935)	374,107
NET CASH USED IN OPERATING ACTIVITIES	(2,753,573)	(2,629,513)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(24,659)	(33,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net advances from note payable	924,344	1,068,564
Net proceeds from the issuance of stock options	-	91
Net proceeds from issuance of common and preferred stock	-	150,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	924,344	1,218,655

Net decrease in cash and cash equivalents	(1,853,888)	(1,443,876)

Cash and cash equivalents- beginning of year	2,604,745	3,282,139

Cash and cash equivalents- end of year	$750,857	$1,838,263

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$235,379	$288,066

Supplemental non-cash investing and financing activity
- acquisition of Gather:
Assets acquired and liabilities assumed:
Property and equipment	$-	$300,000
Goodwill recognized on purchase business combination	-	500,000
Total non-cash consideration	$-	$800,000

Non-cash consideration consisted of:
Contingent purchase price consideration	$-	$800,000
Total non-cash consideration	$-	$800,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 1 -   NATURE OF OPERATIONS

Health Guru Media, Inc. (“Health Guru”) was incorporated in Delaware, in 2004, as a leading provider of health information videos on the internet, offering an extensive library of over 3,500 health videos and 600 health-video applications on topics including mental health, pregnancy, diet & fitness, and medical conditions. Health Guru seeks to provide unique content that make health videos more engaging for its users; and, by virtue of these features, make such health videos more effective for its advertisers.

NOTE 2 -   LIQUIDITY AND MANAGEMENT’S PLANS

As of September 30, 2013, the Company’s cash on hand was $750,857. The Company incurred a net loss of $3,540,981 for the nine months ended September 30, 2013. At September 30, 2013, the Company’s accumulated deficit was $17,000,345 and it had a stockholder’s deficit of $1,683,271. The Company has historically met its liquidity requirements through the sale of equity and debt securities, operations and its revolving credit facility.

As of September 30, 2013, the Company had a deficit in working capital of $793,029.

In order to execute the Company’s long-term growth strategy, the parent company of Health Guru (Kitara Media Corp.) is working with its existing lender to remove lending restrictions in the credit facility that was established with Kitara Media LLC (the “Kitara Credit Facility”).  As of the date of this report, the terms of the Kitara Credit Facility restrict the amount that Kitara Media LLC may lend to Health Guru.    Once these restrictions are lifted, Kitara Media LLC is expected to be able to provide funding to Health Guru, which will provide it with access to the liquidity that it is expected to need in order to meet its obligations and growth strategy.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)
NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

                    Basis of Accounting
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Principles of Consolidation
The consolidated financial statements include the accounts of Health Guru Media and its wholly owned subsidiary, Gather.com (“Gather”) (together, the “Company”).  All significant intercompany balances and transaction have been eliminated in consolidation.

Business Combination
On September 15, 2012 Health Guru formed a wholly owned subsidiary, Gather Acquisition Corporation (“GAC”).  GAC purchased Gather.com (“Gather”) from Skyword Inc. (“Skyword” or “Seller”) in exchange for certain consideration as explained below.

The assets of Gather.com include the domain name, the website and the underlying code which powers it, all of its existing relationships and the traffic that flows through the website. Gather.com has a preferential arrangement to license certain Skyword content, maintain a platform to facilitate writers creating search engine optimization.  For a period of five years, Gather.com has permission to use the Skyword system at no cost, except for paying the authors who create content on the platform. GAC has full ownership of all assets associated with “Gather.com.”

The assets and liabilities of Gather have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition.  As part of the purchase of Gather on September 15, 2012, the Company acquired an identifiable intangible asset of $300,000.  The acquired intangible has been assigned a life and is being amortized over a period of 3 years.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, CONTINUED

The following details the allocation of the purchase price for the acquisition of Gather:

Fair Value
Accounts receivable, net	$43,000
Gift card inventory	1,000
Intangible asset – domain name	300,000
Accounts payable and accrued expenses	(44,000)

Net fair value assigned to assets acquired and liabilities assumed	300,000
Goodwill	500,000
Total purchase price consideration	$800,000

The Company’s purchase of Gather resulted in the recording of goodwill of $500,000.   In connection with this acquisition, the Company acquired access to new customers, additional product and service lines, all of which have the potential to bring additional revenue and profits to the Company in the future.

The following presents a summary of the purchase price consideration for the purchase of Gather:

Fair value of contingent purchase price consideration – royalty to be paid on future revenues	$800,000
Total Purchase Price Consideration	$800,000

The results of operations for Gather are fully reflected within the Company’s results for the nine months ended September 30, 2013 in the accompanying consolidated statements of operations.    See Note 4 for discussion of impairment of intangible and goodwill, and reduction in the fair value of the contingent purchase price obligation.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Business Combination, continued
Pursuant to the purchase agreement, contingent consideration for the purchase consists of a five year arrangement to pay royalties to Skyword (“Skyword Royalty”).  The Skyword Royalty is to be paid in quarterly installments and is based on revenues generated by the assets purchased.  The Skyword Royalty is paid pursuant to the table below.

Skyword Royalty Payment Schedule	Royalty Rate Applied to Revenues for Stated Period
09/01/13 to 02/28/14	5%
03/01/14 to 8/31/14	15%
09/01/14 to 02/28/15	20%
03/01/15 to 09/15/17	25%

The royalty amount is capped and cannot exceed $2,000,000. At the end of the fifth year, there is a settlement provision.  An amount representing $2,000,000 less the aggregate amount of Skyword Royalties paid through such fifth year is deemed the “Remainder”.   If (i) the Remainder is $0, then no further action is necessary; (ii) if the Remainder is greater than $0, then GAC may pay the full dollar value of the Remainder to Skyword in full satisfaction of the obligation, or, (iii) if GAC does not exercise its option to pay the remainder in full, then GAC shall select a dollar value between $0 and the Remainder (“Settlement Value”).  Skyword then has the option to accept receipt of the Settlement Value in full satisfaction or (iv) Skyword pays GAC the Settlement Value and thus reclaims all assets of the Gather business.

During the nine months ended September 30, 2013, on account of impairments to the Gather.com business, the Company revised its estimate of the contingent consideration due to Skyword to $222,000 and recorded a gain of $578,000 in connection with this adjustment.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.

The Company’s significant estimates and assumptions include the allowance for uncollectible accounts receivable, the period over which property and equipment is depreciated, the determination of the fair value and estimated lives of intangible assets, the fair value of the contingent purchase price consideration in connection with the purchase of Gather, the fair value of equity instruments and related amortization of such stock-based compensation.  Actual results could differ from those estimates.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition
The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition.” Accordingly, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured and the amounts are fixed and determinable.

The Company’s revenues are recognized in the period that the actions occur or when services are provided and the criteria of ASC Topic 605 are met.  Additionally, consistent with the provisions of ASC Topic 605-45, Principle Agent Considerations,” (“ASC Topic 605-45”), the Company’s revenues are recorded on a gross basis and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenues.

Prepayments and amounts on deposit from customers are recorded as an advertiser deposit liability and are included in either accounts payable and accrued liabilities or accounts receivable, net, in the accompanying consolidated balance sheets.

Revenue from distribution arrangements services are recognized ratably over the term of the applicable agreement.

Income Taxes
The Corporation is subject to Federal, New York State and New York City income taxes. FASB Accounting Standards Codification (ASC) 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements by prescribing a minimum threshold a tax position is required to meet before being recognized in the financial statements.  FASB ASC 740-10 requires a two-step approach under which the tax effect of a position is recognized is equal to the largest tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement of the tax position. As of September 30, 2013, the Corporation has determined that it has no uncertain tax positions that require either or accounting for disclosure in the financial statements.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value Measurements
The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities, approximate fair value due to the short-term nature of these instruments.

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability.  A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

•	Level 1. Quoted prices in active markets for identical assets or liabilities.
•
Level 2.  Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

•	Level 3. Significant unobservable inputs that cannot be corroborated by market data

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.  The following table provides a summary of the assets that are measured at fair value on a recurring basis.

	Consolidated Balance Sheet	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Fair value of contingent consideration in connection with the purchase of Gather:
September 30, 2013	$222,000	$-	$-	$222,000
December 31, 2012	$800,000	$-	$-	$800,000

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value Measurements, continued

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the Nine Months Ended September 30, 2013
Beginning balance at January 1, 2013	$800,000
Change in fair value	(578,000)
Ending balance at September 30, 2013	$222,000

The contingent obligation to Skyword in connection with the purchase of Gather are classified within Level 3 of the valuation hierarchy. In order to determine the fair value of the contingent obligation to Skyword, using historical performance, the company estimates the future cash flows from the Gather.com website and then applies a discount rate of 35%.  This valuation is done quarterly and the contingent obligation is adjusted accordingly.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, determines its valuation policies and procedures.  The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Level 3 financial liabilities measured at fair value on a recurring basis consist of the contingent obligation to Skyword for which there is no current market such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Assets Measured at Fair Value on a Non-Recurring Basis

During the nine months ended September 30, 2013, the Company recorded impairment expense of $500,000 related to the impairment of goodwill and $50,000 related to the impairment of intangible assets. As a result, the carrying amount of goodwill was written off to a carrying amount of $0. These impairments were based upon non-recurring Level 3 fair value measurement is based upon unobservable inputs (which reflect the Company’s internal market assumptions) that are supported by little or no market activity and that are significant to the fair value of the investment.

The company’s determination to write off the goodwill and intangibles was due to identified events and changes in circumstances that had a significant adverse effect on the fair value.  The company used a discounted cash flow model to estimate fair value.  The company applied a 35% discount rate to the expected future cash flows to determine the fair value.

As of September 30, 2013, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentration of Credit Risk
Financial instruments that subject the Company to risk of loss consist principally of trade receivables, and cash accounts which at times may exceed federally insured limits.  The Company grants credit terms to customers in the normal course of doing business.  Credit risk with respect to trade receivables is reduced due to the Company’s ongoing evaluation of its customer base.  The Company has not experienced any losses in such accounts. The Company’s cash balances are primarily with one financial institution, which at times, may exceed FDIC insured limits during the year.

Common Stock Purchase Warrants and Other Derivative Financial Instruments
The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock as defined in ASC 815-40 “Contracts in Entity's Own Equity”. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

Stock-based Compensation
The Company accounts for equity instruments issued to employees in accordance with accounting guidance that requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award.  The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the equity instrument issued.

NOTE 4 -   INTANGIBLE ASSETS AND GOODWILL

During the nine months ended September 30, 2013, Gather.com realized a substantial decline in its web traffic, resulting in reduced prospects for future advertising revenue.  Accordingly, during September 30, 2013, the Company recorded a charge of $50,000 and $500,000 to record fair value impairments to intangible assets and goodwill, respectively.

NOTE 5 -   FINANCING

In June 2013 the Company secured a receivable financing arrangement with Sterling National Bank – Factoring and Trade Finance Division (“the Bank”).  The Company has granted the Bank a continuing general lien upon, security interest in and to all accounts receivable as defined in the agreement.  At September 30, 2013, the balance of the financing arrangement was $921,490 and is reflected within current portion of note payable on the consolidated balance sheet.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 6 -   DEBT

On June 10, 2011, Health Guru obtained a commitment from a lender to borrow an aggregate of $3,000,000.  The commitment was divided into two tranches.  The first tranche was for $2,000,000 which expires on October 1, 2014. The second tranche was for $1,000,000 and expires on December 1, 2014.

On January 31, 2012, Health Guru  obtained an additional growth capital loan on its second commitment (“Tranche 3”) in the amount of $500,000 which expires on December 1, 2014.

On August 20, 2013, Health Guru obtained a $1,000,000 convertible promissory note.  Interest is accrued at 13% per annum and is due with the principal amount on August 20, 2014.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 6 -   DEBT, continued

Debt consists of the following at :

	September 30, 2013	December 31, 2012
1st Tranche- commencing August 1, 2011, payable in monthly installments of $21,160, including principal and interest. Beginning May 1, 2012, monthly installments of principal and interest increase to $77,600. The remaining principal and accrued interest is due on October 1, 2014.	$935,931	$1,510,879

2nd Tranche- commencing February 29, 2012 payable in monthly installments of $10,830, including principal and interest. Beginning July 1, 2012, monthly installments of principal and interest increase to $38,800. The remaining principal and accrued interest is due on December 1, 2014.	534,409	815,884

3rd Tranche- commencing January 31, 2012 payable in monthly installments of $5,415 including principal and interest. Beginning July 1, 2012, monthly installments of principal and interest increase to $19,400. The remaining principal and accrued interest is due on December 1, 2014.	267,194	407,917

Promissory note commencing August 20, 2013, payable on August 20, 2014.	1,000,000	-

Total	2,737,534	2,734,680

Less: Current Portion	2,489,859	1,351,690
Long-term Debt	$247,675	$1,382,990

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 6 -   DEBT, continued

                   As of September 30, 2013, maturities of debt are as follows:

For the twelve months
Ending September 30,	Amount
2014	$2,489,859
2015	247,675
Total	$2,737,534

The loans are secured by all of the Company’s assets. Interest is payable monthly at an annual interest rate which is a sum of the prime rate, as published by The Wall Street Journal, plus 9.75% per annum (the “Combined Interest Rate”).  In no event shall the designated rate be less than 13%.  As of September 30, 2013 andDecember 31, 2012, the Combined Interest Rate was 13.0%. Interest expense was $238,516 and $289,133 for the nine months ended September 30, 2013 and 2012.

NOTE 7 -   STOCK OPTIONS AND WARRANTS

Pusuant to the Conmpany’s 2004 Stock Incentive Plan and 2010 Stock Incentive Plan (“Stock Plans”), the Company is authorized to issue an aggregate of 25,225,386 equity-based compensation shares, which it may issue to employees, officers, directors and/or consultants.

Stock option awards for the purchase of an aggregate of 20,791,423 shares of common stock were outstanding at September 30, 2013, of which 9,231,996 were exercisable.  The weighted average exercise price of the outstanding stock options was $0.016 as of September 30, 2013.

The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. Stock based compensation expense related to stock options was $54,855 and $44,728 for the nine months ended September 30, 2013 and 2012, respectively, and was reflected in general and administrative expense on the accompanying consolidated statements of operations.

Warrants to Purchase Common Stock
The Company has outstanding at September 30, 2013, warrants representing the rights to purchase an aggregate of 172,737,879 shares of Health Guru’s common stock.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 8 -   STOCKHOLDERS’ EQUITY

On January 5, 2012 there was an exercise of 91,459 stock options for $91 under the 2010 stock option plan for 4,573 shares of common stock.

On February 1, 2012 there was an issuance of 1,829,238 shares of Series A-1 Preferred stock, par value $.0001 for $150,000.

On November 14, 2012 the Board of Directors approved the issuance of a Series B-1 Preferred stock Purchase Agreement whereby the Company sold 28,359,555 shares of its series B-1 Preferred Stock, par value $.0001 per share for an aggregate purchase price of $3,250,004.

NOTE 9 -   COMMITMENTS

Operating Lease
The Company occupies premises under a non-cancelable operating sub-lease beginning January 1, 2012 and expiring on September 29, 2013. On September 13, 2013 the Company extended its lease through September 30, 2015. The leases provide for rent and real estate escalations and the Company is responsible for utilities and other operating expenses.

The future minimum annual lease payments under the operating leases are as follows:

For the year ending December 31,
2013	$231,080
2014	265,980
2015	203,940
$701,000

Rent expense for the nine months ended September 30, 2013 and 2012 was $165,080 and $160,272, respectively.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that the accompanying financial statements were issued.  The Company has no material subsequent events requiring disclosure other than as noted below.

HEALTH GURU MEDIA, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 10 - SUBSEQUENT EVENTS, CONTINUED

Merger
On December 3, 2013, the Company was sold to Kitara Media Corp. (“Kitara”), pursuant to a Merger Agreement and Plan of Organization (“Merger Agreement”) by and among the Company, Kitara and Kitara Media Sub, Inc. (“Merger Sub”), and certain security holders of Health Guru who held a majority of the outstanding shares of capital stock of Health Guru, and simultaneously consummated the transactions contemplated thereby (the “Closing”).

At the Closing, pursuant to the Merger Agreement, Merger Sub was merged with and into Health Guru, with Health Guru surviving as a wholly owned subsidiary of Kitara (the “Merger”). All of Health Guru’s shares of capital stock, both common and preferred, as well as $1,000,000 of debt (the $1,000,000 was converted into equity and was eliminated along with all other Health Guru equity accounts in connection with the merger) outstanding immediately prior to the Merger were automatically canceled and converted into the right to receive an aggregate of 18,000,000 shares of Kitara’s common stock, par value $0.0001 per share (“Kitara Common Stock”).  The Kitara Common Stock is subject to a lock up agreement until July 2014.   Simultaneously, all of Health Guru’s stock options and warrants to purchase common stock which were outstanding prior to the Merger were cancelled.

As a result of the Merger, the former holders of the capital stock of Health Guru (the “Health Guru Stockholders”) own approximately 22% of the outstanding shares of Kitara Common Stock.  Pursuant to the Merger Agreement, Health Guru was subject to typical indemnifications, representations and warranties.    To provide a fund for the parties’ rights to indemnification, 10% of the shares of Company Common Stock (the “Escrow Shares”) received by the Health Guru Stockholders was deposited in escrow to be  released on or about April 15, 2015.    At the Closing, Joshua Silberstein, Health Guru’s chief executive officer, was appointed as a director and president of Kitara.